UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2011

KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-7986	75-1695953
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7501 Tillman Hill Road, Colleyville, Texas	76034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(682) 738-8011

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2011, Kent Financial Services, Inc. (the “Company”) entered into an amended employment agreement with Paul O. Koether.  Paul O. Koether has resigned as Chairman, Chief Executive Officer and as a Director of the Company and all of its subsidiaries effective December 7, 2011, but will continue as Director of Corporate Development at an annual salary of $120,000 effective December 7, 2011.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 7, 2011, the Board of Directors of the Company implemented an expense reduction program which, among other things, authorizes initiating action to delist the Company’s common stock from NasdaqCM.  It is expected that the delisting will occur prior to December 2011; however, the exact date is not known.  Management anticipates that the Company’s common stock will trade on the Pink Sheets; however, no arrangements have been made at the date of filing.  The Company will file an additional Form 8-K when the delisting date is finalized and informing investors of where the Company’s common stock will be traded.

Item 5.01 Changes in Control of Registrant

On December 7, 2011, Paul O. Koether renounced the appointment as proxy for 750,000 shares of the Company’s common stock owned by Jennifer S. Healey.  The proxy was originally granted on February 25, 2009.  As a result, Mr. Koether and Ms. Healey will be the beneficial owners of 23.94% and 41.04%, respectively, of the Company’s outstanding common stock. The Company is not aware of any arrangements or understandings between Mr. Koether and Ms. Healey with respect to the election of directors or other matters. Ms. Healey is the spouse of Bryan P. Healey, Chairman, Chief Executive Officer and Chief Financial Officer of the Company and the daughter of Mr. Koether.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Paul O. Koether resigned as Chairman, Chief Executive Officer and as a Director of the Company and all of its subsidiaries effective December 7, 2011.  Mr. Koether did not resign as a result of any disagreement with the Company.

Bryan P. Healey was elected Chairman and Chief Executive Officer of the Company effective December 7, 2011.  Mr. Healey has served as Chief Financial Officer of the Company since May 2006, Director of the Company since November 2007 and President of the Company since July 2011.  Except for the change in responsibilities, Mr. Healey’s employment arrangements with the Company were not otherwise amended.

Diarmuid F. Boran was elected Director of the Company on December 7, 2011.  Mr. Boran was a Director of the Kent International Holdings, Inc., a subsidiary of the Company, from May 2003 to December 2011.  Mr. Boran was the Chief Operating Officer of Brandmeyer Enterprises, a family office, from May 2008 through November 2011.  From November 2006 through May 2008 he was employed by Enturia, Inc., a medical device manufacturer, most recently as Vice President, Corporate Development.  From March 2005 through May 2006 he was the Entrepreneur in Residence for the Kansas Technology Enterprise Corporation, a private/public partnership established by the state of Kansas to promote technology-based economic development.  He worked as an independent consultant from January 2003 to February 2005 and from April 2001 to October 2001.  From October 2001 to December 2002, Mr. Boran was employed by EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany, most recently as Leader, Oncology Licensing and Business Development.  From May 2000 to September 2000 Mr. Boran served as Senior Vice President, Business Development for DJ Pharma, Inc. which was then acquired by Biovail Pharmaceuticals, Inc.  Mr. Boran served as Senior Vice President, Business Development for Biovail until April 2001.

William Mahomes, Jr. resigned as a Director of the Company effective December 7, 2011.  Mr. Mahomes had served as a Director of the Company since 2005.  Mr. Mahomes did not resign as a result of any disagreement with the Company.

James Bicksler, PhD. resigned as a Director the Company effective December 7, 2011.  Dr. Bicksler had served as a Director of the Company since 2008.  Dr. Bicksler did not resign as a result of any disagreement with the Company.

Item 8.01 Other Events

On December 7, 2011 the Board of Directors of the Company deferred the annual meeting of shareholders indefinitely in accordance with Nevada law.

Also on December 7, 2011, the Board of Directors of the Company approved the expansion of the plan to repurchase shares of the Company’s common stock at prices deemed favorable in the open market or in privately negotiated transactions subject to market conditions, the Company’s financial position and other considerations.  The Board approved an increase in the number of shares authorized for repurchase from 64,700 (the number of shares remaining authorized for repurchase under the original plan approved in 2004) to 250,000 shares.  This program has no expiration date.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement, dated December 7, 2011 by and between Kent Financial Services, Inc. and Paul O. Koether.

Exhibit 10.4	Rescission of irrevocable proxy agreement between Jennifer S. Healey and Paul O. Koether

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent Financial Services, Inc.

December 7, 2011	By:	/s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chairman